As filed with the Securities and Exchange Commission on July 18, 2014

Registration No. 333-176819

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE GEO GROUP, INC.

(Exact name of Registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation or organization)

65-0043078

(I.R.S. Employer Identification Number)

One Park Place, Suite 700

621 Northwest 53rd Street

Boca Raton, Florida 33487-8242

(561) 893-0101

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

John J. Bulfin, Esq.

Senior Vice President, General Counsel and Secretary

The Geo Group, Inc.

One Park Place, Suite 700

621 Northwest 53rd Street

Boca Raton, Florida 33487-8242

(561) 893-0101

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Stephen K. Roddenberry, Esq.

Esther L. Moreno, Esq.

Akerman Senterfitt

One Southeast Third Avenue

Miami, Florida 33131

(305) 374-5600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Post-Effective Amendment No. 1 to Form S-3.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b- 2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	(1)	(1)	(1)	(1)(2)

(1)	An indeterminate aggregate offering price or number of shares of common stock is being registered as may, from time to time, be offered at indeterminate prices.
(2)	In accordance with Rule 456(b) and 457(r), the registrant is deferring payment of the entire registration fee.

EXPLANATORY NOTE

On June 27, 2014, as part of the plan to reorganize the business operations of The GEO Group, Inc., a Florida corporation (the “Predecessor Registrant”), so that it could qualify as a real estate investment trust (“REIT”) for federal income tax purposes, the Predecessor Registrant merged with and into its wholly-owned subsidiary, The GEO Group REIT, Inc., a Florida corporation (the “Registrant”), pursuant to an Agreement and Plan of Merger dated March 21, 2014 (the “Merger Agreement”), with the Registrant surviving the merger. The merger was approved by the Predecessor Registrant’s shareholders at a special meeting of shareholders held on May 2, 2014. At 4:10 p.m. on June 27, 2014, the effective time of the merger, the Registrant was renamed “The GEO Group, Inc.” and succeeded to and began conducting, directly or indirectly, all of the business conducted by the Predecessor Registrant immediately prior to the merger. Unless otherwise indicated, references to “we,” “us,” “our,” the “Company,” and “GEO” refer to the Registrant and its consolidated subsidiaries and the Predecessor Registrant and its consolidated subsidiaries, unless it is clear from the context that we mean only the company formerly known as The GEO Group REIT, Inc.

At the effective time of the merger, and pursuant to the Merger Agreement, the outstanding shares of common stock, par value $0.01 per share, of the Predecessor Registrant (the “GEO Common Stock”) automatically converted into the right to receive an equal number of shares of common stock, par value $0.01 per share, of the Registrant, which we refer to throughout this prospectus as the common stock. The rights of the shareholders are governed by the Registrant’s amended and restated articles of incorporation and the Registrant’s amended and restated bylaws.

The issuance of shares of the Registrant’s common stock was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Registrant’s registration statement on Form S-4 (File No. 333-192209), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on April 3, 2014. Similar to the shares of GEO Common Stock prior to the merger, the shares of common stock trade on the New York Stock Exchange (the “NYSE”) under the symbol “GEO.” The new listing of shares of common stock on the NYSE was effective as of June 30, 2014. Pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the shares of common stock of the Registrant, as successor issuer, are deemed to be registered under Section 12(b) of the Exchange Act.

This Post-Effective Amendment No. 1 to Form S-3 is being filed by the Registrant pursuant to Rule 414 under the Securities Act, as the successor issuer to the Predecessor Registrant following the merger. In accordance with Rule 414(d), the Registrant, as successor to the Predecessor Registrant, hereby expressly adopts the registration statement as its own for all purposes of the Securities Act and the Exchange Act.

Prospectus

Common Stock

We and selling securityholders, including affiliates, may offer and sell shares of common stock of The GEO Group, Inc., par value $0.01 per share, in one or more offerings at prices and on terms to be determined at the time of offering.

This prospectus provides you with a general description of the common stock we and selling securityholders may offer. When we offer common stock pursuant to this prospectus, we will deliver to you this prospectus as well as a prospectus supplement setting forth the specific terms of the common stock being offered. The supplement may also add, update or change information contained in the prospectus. We urge you to read carefully this prospectus and the accompanying prospectus supplement before you make your investment decision.

Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “GEO.” On July 17, 2014, the last reported sale price of our common stock on the NYSE was $34.96 per share.

We and selling securityholders may sell the shares of common stock to or through underwriters and also may sell the shares of common stock directly to other purchasers, including affiliates, or through agents or dealers.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus.

This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 18, 2014

You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement to this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

You should assume that the information appearing in this prospectus and the accompanying prospectus supplement is accurate as of the date on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.

Until September 13, 2014, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

On June 27, 2014, as part of the plan to reorganize the business operations of The GEO Group, Inc., a Florida corporation (the “Predecessor Registrant”), so that it could qualify as a real estate investment trust for federal income tax purposes, the Predecessor Registrant merged with and into its wholly-owned subsidiary, The GEO Group REIT, Inc., a Florida corporation, pursuant to an Agreement and Plan of Merger dated March 21, 2014, with the Registrant surviving the merger. The merger was approved by the Predecessor Registrant’s shareholders at a special meeting of shareholders held on May 2, 2014. At 4:10 p.m. on June 27, 2014, the effective time of the merger, the Registrant was renamed “The GEO Group, Inc.” and succeeded to and began conducting, directly or indirectly, all of the business conducted by the Predecessor Registrant immediately prior to the merger. Unless otherwise indicated, references to “we,” “us,” “our,” the “Company,” and “GEO” refer to the Registrant and its consolidated subsidiaries and the Predecessor Registrant and its consolidated subsidiaries, unless it is clear from the context that we mean only the company formerly known as The GEO Group REIT, Inc.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed by us with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time the common stock described in this prospectus in one or more offerings. This prospectus only provides you with a general description of the securities that we may offer. Each time we use this prospectus to offer securities, we will provide a supplement to this prospectus that contains specific information about the terms of that offering and the manner in which the securities will be offered. The prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and the accompanying prospectus supplement, together with the additional information described under the heading, “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy such material at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the public reference room. You can also find our SEC filings at the SEC’s website at www.sec.gov.

We have filed with the SEC a registration statement under the Securities Act that registers the distribution of the securities offered hereby. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities being offered. This prospectus, which forms part of the registration statement, omits certain of the information contained in the registration statement in accordance with the rules and regulations of the SEC. Reference is hereby made to the registration statement and related exhibits for further information with respect to us and the securities offered hereby. Statements contained in this prospectus concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We incorporate into this prospectus by reference the following documents filed by us with the SEC, each of which should be considered an important part of this prospectus:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC on March 3, 2014 (including the portions of our Proxy Statement on Schedule 14A for our 2014 Annual Meeting of Shareholders filed with the SEC on March 21, 2014 that are incorporated by reference therein);

•	our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2014 filed with the SEC on May 6, 2014;

•	our current reports on Form 8-K filed with the SEC on February 25, 2014, March 6, 2014, May 5, 2014, June 30, 2014 and July 9, 2014;

•	the description of our common stock contained in the “Description of Capital Stock” attached as Exhibit 4.1 to the Current Report on Form 8-K12B filed with the SEC on June 30, 2014 and any subsequent amendments and reports filed to update that description; and

•	all subsequent documents filed by us after the date of this prospectus and prior to the termination of this offering under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, other than any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, or as otherwise permitted by the SEC’s rules and regulations.

Any statement contained in a document deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus and registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus and registration statement. While any securities described herein remain outstanding, we will make available at no cost, upon written or oral request, to any beneficial owner and any prospective purchaser of securities described herein, any of the documents incorporated by reference in this prospectus and registration statement by writing to us at the following address or telephoning us at (866) 301-4436 or (561) 893-0101.

The GEO Group, Inc.

621 NW 53rd Street , Suite 700

Boca Raton, Florida 33487

Attention: Investor Relations

In addition, we make available free of charge, through the Investor Relations page on our website at http://www.geogroup.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Other than the information expressly incorporated by reference into this prospectus, information on, or accessible through, our website is not a part of this prospectus, any prospectus supplement or the registration statement of which this prospectus is a part.

Exhibits to an incorporated document will not be provided unless the exhibit is specifically incorporated by reference into this prospectus.

OUR COMPANY

We are a real estate investment trust specializing in the ownership, leasing and management of correctional, detention and re-entry facilities and the provision of community-based services and youth services in the United States, Australia, South Africa, the United Kingdom and Canada. We own, lease and operate a broad range of correctional and detention facilities including maximum, medium and minimum security prisons, immigration detention centers, minimum security detention centers, and community based re-entry facilities. We offer counseling, education and/or treatment to inmates with alcohol and drug abuse problems at most of the domestic facilities we manage. We are also a provider of innovative compliance technologies, industry-leading monitoring services, and evidence-based supervision and treatment programs for community-based parolees, probationers and pretrial defendants. Additionally, we have an exclusive contract with the U.S. Immigration and Customs Enforcement, which we refer to as ICE, to provide supervision and reporting services designed to improve the participation of non-detained aliens in the immigration court system. We develop new facilities based on contract awards, using our project development expertise and experience to design, construct and finance what we believe are state-of-the-art facilities that maximize security and efficiency. We also provide secure transportation services for offender and detainee populations as contracted domestically and in the United Kingdom through our joint venture, GEO Amey PECS Ltd., which we refer to as GEOAmey.

The GEO Group, Inc.’s business was founded in 1984 as a division of The Wackenhut Corporation, or TWC, a multinational provider of global security services. The Predecessor Registrant was incorporated in 1988 as a wholly-owned subsidiary of TWC. In July 1994, the Predecessor Registrant became a publicly-traded company. In 2002, TWC was acquired by Group 4 Falck A/S, which became the Predecessor Registrant’s new parent company. In July 2003, the Predecessor Registrant purchased all of its common stock owned by Group 4 Falck A/S and became an independent company. In November 2003, the Predecessor Registrant changed its corporate name to “The GEO Group, Inc.”

As part of the plan to reorganize the business operations of the Predecessor Registrant so that it could elect to qualify as a REIT for federal income tax purposes beginning January 1, 2013, the Predecessor Registrant merged with and into its wholly owned subsidiary, The GEO Group REIT, Inc., a Florida corporation, on June 27, 2014, pursuant to an Agreement and Plan of Merger, dated as of March 21, 2014 (the “Merger Agreement”), with The GEO Group REIT, Inc. as the surviving corporation. At 4:10 p.m. on June 27, 2014, the effective time of the merger, The GEO Group REIT, Inc. was renamed “The GEO Group, Inc.” and commenced, directly or indirectly, conducting all of the business conducted by the Predecessor Registrant immediately prior to the merger.

Our principal executive offices are located at 621 NW 53rd Street, Suite 700, Boca Raton, Florida 33487. Our telephone number is (561) 893-0101. Our website is www.geogroup.com. Information on, or accessible through, our website is not a part of this prospectus.

RISK FACTORS

Investing in our securities involves risks. Potential investors are urged to read and consider the risk factors relating to an investment in GEO described in our Annual Report on Form 10-K and our Quarterly Report on Form 10-Q, filed with the SEC and incorporated by reference in this prospectus. The risks and uncertainties described in these risk factors are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement.

USE OF PROCEEDS

We, or our affiliates, intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes. General corporate purposes may include any of the following:

•	debt service requirements and repaying debt;

•	repurchases of shares of our common stock;

•	funding capital expenditures;

•	paying for possible acquisitions or business expansion;

•	investing in or lending money to our subsidiaries; or

•	providing working capital.

We will set forth in a prospectus supplement our intended use for the net proceeds received from the sale of the securities. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by selling securityholders.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

All statements other than statements of historical facts included in this prospectus and the applicable prospectus supplement, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are “forward-looking” statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” or “continue” or the negative of such words or variations of such words and similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements and we can give no assurance that such forward-looking statements will prove to be correct. Important factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements, or “cautionary statements,” include, but are not limited to:

•	our ability to remain qualified for taxation as a REIT;

•	the risk that the REIT distribution requirements could adversely affect our ability to execute our business plan or may cause us to liquidate or forgo otherwise attractive opportunities;

•	our inexperience operating as a REIT, which may adversely affect our financial condition, results of operations, cash flow, per share trading price of our common stock and ability to satisfy our debt service obligations;

•	the level of our cash distributions to shareholders is not guaranteed and may fluctuate;

•	the ability of our board of directors to revoke our REIT status, without shareholder approval, may cause adverse consequences to our shareholders;

•	our ability to timely build and/or open facilities as planned, profitably manage such facilities and successfully integrate such facilities into our operations without substantial additional costs;

•	our ability to fulfill our debt service obligations and their impact on our liquidity;

•	the instability of foreign exchange rates, exposing us to currency risks in Australia, Canada, the United Kingdom and South Africa, or other countries in which we may choose to conduct our business;

•	our ability to activate the inactive beds at our idle facilities;

•	our ability to maintain occupancy rates at our facilities;

•	an increase in unreimbursed labor rates;

•	our ability to expand, diversify and grow our correctional, detention, re-entry, community-based services, youth services, monitoring services, evidence-based supervision and treatment programs and secure transportation services businesses;

•	our ability to win management contracts for which we have submitted proposals, retain existing management contracts and meet any performance standards required by such management contracts;

•	our ability to control operating costs associated with contract start-ups;

•	our ability to raise new project development capital given the often short-term nature of the customers’ commitment to use newly developed facilities;

•	our ability to estimate the government’s level of dependency on privatized correctional services;

•	our ability to accurately project the size and growth of the United States and international privatized corrections industry and our ability to capitalize on opportunities for public-private partnerships;

•	our ability to successfully respond to delays encountered by states privatizing correctional services and cost savings initiatives implemented by a number of states;

•	our ability to develop long-term earnings visibility;

•	our ability to identify suitable acquisitions, to successfully complete and integrate such acquisitions on satisfactory terms, and to estimate and achieve synergies as a result of such acquisitions;

•	our exposure to the impairment of goodwill and other intangible assets as a result of our acquisitions;

•	our ability to successfully conduct our operations in the United Kingdom and South Africa through joint ventures;

•	our ability to obtain future financing on satisfactory terms or at all, including our ability to secure the funding we need to complete ongoing capital projects;

•	our exposure to political and economic instability and other risks impacting our international operations;

•	our exposure to risks impacting our information systems, including those that may cause an interruption, delay or failure in the provision of our services;

•	our exposure to rising general insurance costs;

•	our exposure to state and federal income tax law changes internationally and domestically, including changes to the REIT rules, and our exposure as a result of federal and international examinations of our tax returns or tax positions;

•	our exposure to claims for which we are uninsured;

•	our exposure to rising employee and inmate medical costs;

•	our ability to manage costs and expenses relating to ongoing litigation arising from our operations;

•	our ability to accurately estimate, on an annual basis, loss reserves related to general liability, workers compensation and automobile liability claims;

•	the ability of our government customers to secure budgetary appropriations to fund their payment obligations to us and to continue to operate under our existing agreements and/or renew our existing agreements;

•	our ability to pay dividends consistent with our requirements as a REIT, and expectations as to timing and amounts;

•	our ability to comply with government regulations and applicable contractual requirements;

•	our ability to acquire, protect or maintain our intellectual property;

•	the risk that future sales of shares of our common stock could adversely affect the market price of our common stock and may be dilutive; and

•	other factors contained in this prospectus and in our filings with the Securities and Exchange Commission, referred to in this prospectus as the Commission or the SEC, including, but not limited to, those detailed in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K filed with the Commission.

You should keep in mind that any forward-looking statement we make in this prospectus or elsewhere speaks only as of the date on which we make it. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. In any event, these and other important factors, including those referred to under the caption “Risk Factors,” may cause actual results to differ materially from those indicated by our forward-looking statements. We have no duty to, and do not intend to, update or revise the forward-looking statements we make in this prospectus, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the future events or circumstances described in any forward-looking statement we make in this prospectus or elsewhere might not occur.

DESCRIPTION OF CAPITAL STOCK

The description below summarizes the general terms of our common stock. This section is a summary, and it does not describe every aspect of our common stock. This summary is subject to and qualified by reference to the provisions of the amended and restated articles of incorporation (“Amended Articles”) and the amended and restated bylaws (“Amended Bylaws”), copies of which were attached as Exhibits 3.1 and 3.3, respectively, to the Current Report on Form 8-K12B filed with the SEC on June 30, 2014. See “Where You Can Find More Information.”

Our authorized capital stock consists of:

•	125,000,000 shares of common stock, par value $0.01 per share; and

•	30,000,000 shares of preferred stock, par value $0.01 per share.

The only equity securities currently outstanding are shares of common stock. As of July 17, 2014, we had 72,635,594 shares of common stock issued and outstanding.

Common Stock

All shares of the Company’s common stock will be validly issued, fully paid and non-assessable. Under the Florida Business Corporation Act, shareholders generally are not personally liable for a corporation’s acts or debts.

Voting Rights. With respect to all matters upon which shareholders are entitled to vote, the holders of the Company’s common stock will be entitled to one vote in person or by proxy for each share of the Company’s common stock outstanding in the name of such shareholders on the record of shareholders. Generally, all matters to be voted on by shareholders must be approved by a majority (or by a plurality in the case of election of directors where the number of candidates nominated for election exceeds the number of directors to be elected) of the votes entitled to be cast by all shares of the Company’s common stock present in person or by proxy.

Dividends. Subject to applicable law and rights, if any, of the holders of any outstanding series of preferred stock or any class or series of stock having a preference over the Company’s common stock with respect to the payment of dividends, dividends may be declared and paid on the Company’s common stock from time to time and in amounts as the board of directors may determine. We commenced declaring regular quarterly dividends beginning the first quarter of 2013. The amount, timing and frequency of dividends, however will be at the sole discretion of the board of directors based upon various factors.

Liquidation Rights. Upon the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the Company’s common stock will be entitled to share ratably in all assets available for distribution after payment in full to creditors and payment in full to holders of preferred stock then outstanding of any amount required to be paid to them. Neither the merger, consolidation or business combination of the Company with or into any other entity in which our shareholders receive capital stock and/or other securities (including debt securities) of the surviving entity (or the direct or indirect parent entity thereof), nor the sale, lease or transfer by us of any part of our business and assets, nor the reduction of our capital stock, will be deemed to be a voluntary or involuntary liquidation, dissolution or winding up.

Other Provisions. The holders of the Company’s common stock will have no preemptive, subscription or redemption rights and will not be entitled to the benefit of any sinking fund.

The Company will not be permitted to subdivide, combine, or pay or declare any stock dividend on, the outstanding shares of the Company’s common stock unless all outstanding shares of the Company’s common stock are subdivided or combined or the holders of the Company’s common stock receive a proportionate dividend.

Preferred Stock

Pursuant to the Amended Articles, the board of directors is empowered, without any approval of our shareholders, to issue shares of preferred stock in one or more series, to establish the number of shares in each series, and to fix the relative rights, preferences, powers, qualifications, limitations and restrictions of each such series. The specific matters that may be determined by the board of directors include:

•	whether the shares of the series are redeemable, and if so, the prices at which, and the terms and conditions on which, the shares may be redeemed, including the date or dates upon or after which the shares shall be redeemable and the amount per share payable in case of redemption;

•	whether shares of the series will be entitled to receive distributions and, if so, the distribution rate on the shares, any restriction, limitation or condition upon the payment of the distributions, whether distributions will be cumulative, and the dates on which distributions are payable;

•	any preferential amount payable upon shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company;

•	whether the shares of the series are convertible, or exchangeable for, shares of any other class or classes of stock or of any other series of stock, or any other securities of the Company, and if so, the terms and conditions of such conversion or exchange, including price or rates of conversion at which, and the terms and conditions on which, the shares of the series may be converted or exchanged into other securities;

•	terms and conditions of retirement or sinking fund provisions, if any, for the purchase or redemption of shares of the series;

•	the distinctive designation of each series and the number of shares that will constitute the series;

•	the voting power, if any, of shares of the series; and

•	any other relative rights, preferences or limitations.

Currently, there are no shares of preferred stock issued and outstanding.

Because the board of directors will have the power to establish the preferences and rights of each series of preferred stock, it may afford the shareholders of any series of preferred stock preferences, powers and rights senior to the rights of holders of shares of common stock which could have the effect of delaying, deferring or preventing a change in control of the Company.

Restrictions on Ownership and Transfer

To facilitate compliance with the REIT rules in the Internal Revenue Code of 1986, as amended (the “Code”), the Amended Articles contain standard REIT restrictions on stock ownership and stock transfers.

All certificates representing shares of capital stock, if any, will bear legends describing the ownership and transfer restrictions. Further, these ownership and transfer restrictions could delay, defer or prevent a transaction or a change in control that might involve a premium price for the Company’s common stock or otherwise be in the best interest of the shareholders.

For us to qualify as a REIT under the Code, the Company’s stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be a REIT has been made). Also, not more than 50% of the value of the outstanding shares of the Company’s stock may be owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities such as private foundations) during the last half of a taxable year (other than the first taxable year for which an election to be a REIT has been made). To satisfy these ownership requirements and other requirements for continued qualification as a REIT and to otherwise protect us from the consequences of a concentration of ownership among the Company’s shareholders, the Amended Articles contain provisions restricting the ownership or transfer of shares of the Company’s stock.

The relevant sections of the Amended Articles provide that, subject to the exceptions and the constructive ownership rules described below, no person (as defined in the Amended Articles) may beneficially or constructively own more than 9.8% in value of the aggregate of the Company’s outstanding shares of stock, including the Company’s common stock and preferred stock, or more than 9.8% in value or in number of shares (whichever is more restrictive) of any class or series of outstanding Company stock. We refer to these restrictions as the “ownership limits.”

The applicable constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be treated as owned by one individual or entity. As a result, the acquisition of less than 9.8% in value or number of shares of the Company’s outstanding stock or any class or series of capital stock (including through the acquisition of an interest in an entity that owns, actually or constructively, any class or series of the Company’s stock) by an individual or entity could nevertheless cause that individual or entity, or another individual or entity, to own, constructively or beneficially, in excess of 9.8% in value or number of shares of the Company’s outstanding stock or any class or series of Company capital stock.

In addition to the ownership limits, the Amended Articles prohibit any person from actually or constructively owning shares of the Company’s stock to the extent that such ownership would cause any of our income that would otherwise qualify as “rents from real property” for purposes of section 856(d) of the Code to fail to qualify as such.

The board of directors may, in its sole discretion, exempt a person from the ownership limits and certain other limits on ownership and transfer of the Company’s stock described above, and may establish a different limit on ownership for any such person. However, the board of directors may not exempt any person whose ownership of outstanding stock in violation of these limits would result in the Company failing to qualify as a REIT. In order to be considered by the board of directors for exemption or a different limit on ownership, a person must make such representations and undertakings as are reasonably necessary to ascertain that such person’s beneficial or constructive ownership of the Company’s stock will not now or in the future jeopardize our ability to qualify as a REIT under the Code and must agree that any violation or attempted violation of such representations or undertakings (or other action that is contrary to the ownership limits and certain other REIT limits on ownership and transfer of the Company’s stock described above) will result in the shares of stock being automatically transferred to a trust as described below. As a condition of its waiver, the board of directors may require an opinion of counsel or Internal Revenue Service ruling satisfactory to the board of directors with respect to the Company’s qualification as a REIT and may impose such other conditions as it deems appropriate in connection with the granting of the exemption or a different limit on ownership.

In connection with the waiver of the ownership limits or at any other time, the board of directors may from time to time increase the ownership limits for one or more persons and decrease the ownership limits for all other persons; provided that the new ownership limits may not, after giving effect to such increase and under certain assumptions stated in the Amended Articles, result in the Company being “closely held” within the meaning of section 856(h) of the Code (without regard to whether the ownership interests are held during the last half of a taxable year). Reduced ownership limits will not apply to any person whose percentage ownership of the Company’s total shares of stock or of the shares of a class or series of the Company’s stock, as applicable, is in excess of such decreased ownership limits until such time as such person’s percentage of total shares of stock or of the shares of a class or series of stock, as applicable, equals or falls below the decreased ownership limits, but any further acquisition of the Company’s shares of stock or of the shares of a class or series of the Company’s stock, as applicable, in excess of such percentage ownership of shares of stock or of a class or series of stock will be in violation of the ownership limits.

The Amended Articles further prohibit:

•	any person from transferring shares of the Company’s stock if such transfer would result in shares of the Company’s stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution); and

•	any person from beneficially or constructively owning shares of the Company’s stock if such ownership would result in the Company’s failing to qualify as a REIT.

The foregoing provisions on transferability and ownership will not apply if the board of directors determines that it is no longer in the Company’s best interests to attempt to qualify, or to continue to qualify, as a REIT.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of the Company’s stock that will or may violate the foregoing restrictions on transferability and ownership will be required to give notice to us immediately (or, in the case of a proposed or attempted transaction, at least 15 days prior to such transaction) and provide us with such other information as we may request in order to determine the effect, if any, of such transfer on our qualification as a REIT.

Pursuant to the Amended Articles, if there is any purported transfer of the Company’s stock or other event or change of circumstances that, if effective or otherwise, would violate any of the restrictions described above, then the number of shares causing the violation (rounded up to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of a designated charitable beneficiary, except that any transfer that results in the violation of the restriction relating to the Company’s stock being beneficially owned by fewer than 100 persons will be automatically void and of no force or effect. The automatic transfer will be effective as of the close of business on the business day prior to the date of the purported transfer or other event or change of circumstances that requires the transfer to the trust. We refer below to the person that would have owned the shares if they had not been transferred to the trust as the purported transferee. Any ordinary dividend paid to the purported transferee, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand. The Amended Articles also provide for adjustments to the entitlement to receive extraordinary dividends and other distributions as between the purported transferee and the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable restriction contained in the Amended Articles, then the transfer of the excess shares will be automatically void and of no force or effect.

Shares of the Company’s stock transferred to the trustee are deemed to be offered for sale to us or our designee at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in trust (e.g., in the case of a gift, devise or other such transaction), the market price at the time of such event and (ii) the market price on the date we accept, or our designee accepts, such offer. We have the right to accept such offer until the trustee has sold the shares of the Company’s stock held in the trust pursuant to the clauses discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the purported transferee, except that the trustee may reduce the amount payable to the purported transferee by the amount of any ordinary dividends that we paid to the purported transferee prior to our discovery that the shares had been transferred to the trust and that is owed by the purported transferee to the trustee as described above. Any net sales proceeds in excess of the amount payable to the purported transferee shall be immediately paid to the charitable beneficiary, and any ordinary dividends held by the trustee with respect to such stock will be paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, as soon as reasonably practicable (and, if the shares are listed on a national securities exchange, within 20 days) after receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity who could own the shares without violating the restrictions described above. Upon such a sale, the trustee must distribute to the purported transferee an amount equal to the lesser of (i) the price paid by the purported transferee for the shares or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in trust (e.g., in the case of a gift, devise or other such transaction), the market price of the shares on the day of the event causing the shares to be held in the trust, and (ii) the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares. The trustee may reduce the amount payable to the purported transferee by the amount of any ordinary dividends that we paid to the purported transferee before our discovery that the shares had been transferred to the trust and that is owed by the purported transferee to the trustee as described above. Any net sales proceeds in excess of the amount payable to the purported transferee will be immediately paid to the charitable beneficiary, together with any ordinary dividends held by the trustee with respect to such stock. In addition, if prior to discovery by us that shares of the Company’s common stock have been transferred to a trust, such shares of stock are sold by a purported transferee, then such shares will be deemed to have been sold on behalf of the trust and, to the extent that the purported transferee received an amount for or in respect of such shares that exceeds the amount that such purported transferee was entitled to receive as described above, such excess amount shall be paid to the trustee upon demand. The purported transferee has no rights in the shares held by the trustee.

The trustee will be indemnified by us or from the proceeds of sales of stock in the trust for its costs and expenses reasonably incurred in connection with conducting its duties and satisfying its obligations under the Amended Articles. The trustee will also be entitled to reasonable compensation for services provided as determined by agreement between the trustee and the board of directors, which compensation may be funded by us or the trust. If we pay any such indemnification or compensation, we are entitled on a first priority basis (subject to the trustee’s indemnification and compensation rights) to be reimbursed from the trust. To the extent the trust funds any such indemnification and compensation, the amounts available for payment to a purported transferee (or the charitable beneficiary) would be reduced.

The trustee will be designated by us and must be unaffiliated with us and with any purported transferee. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary, all distributions paid by us with respect to the shares, and may also exercise all voting rights with respect to the shares.

Subject to the Florida Business Corporation Act, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a purported transferee prior to our discovery that the shares have been transferred to the trust; and

•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary of the trust.

However, if we have already taken corporate action, then the trustee may not rescind and recast the vote.

In addition, if the board of directors determines that a proposed or purported transfer would violate the restrictions on ownership and transfer of the Company’s stock set forth in the Amended Articles, the board of directors may take such action as it deems advisable to refuse to give effect to or to prevent such violation, including but not limited to, causing us to repurchase shares of the Company’s stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Within 30 days after the end of each REIT taxable year, every owner of 5% or more (or such lower percentage as required by the Code or the Treasury regulations thereunder) of the outstanding shares of any class or series of the Company’s stock, must, upon request, provide us written notice of the person’s name and address, the number of shares of each class and series of the Company’s stock that the person beneficially owns and a description of the manner in which the shares are held. Each such owner must also provide us with such additional information as we may request in order to determine the effect, if any, of such owner’s beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limits. In addition, each beneficial owner or constructive owner of the Company’s stock, and any person (including the shareholder of record) who is holding shares of the Company’s stock for a beneficial owner or constructive owner will, upon demand, be required to provide us with such information as we may request in good faith in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Transfer Agent and Registrar

The transfer agent and registrar for the Company’s common stock is Computershare Inc.

PLAN OF DISTRIBUTION

We and selling securityholders, including affiliates, may sell the securities described in this prospectus from time to time in one or more transactions:

•	to purchasers, including affiliates, directly;

•	to underwriters for public offering and sale by them;

•	through agents;

•	through dealers; or

•	through a combination of any of the foregoing methods of sale.

We and selling securityholders, including affiliates, may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “GEO.”

Direct Sales

We and selling securityholders may sell the securities directly to institutional investors or others. A prospectus supplement will describe the terms of any sale of securities we are offering hereunder.

To Underwriters

The applicable prospectus supplement will name any underwriter involved in a sale of securities. Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us or selling securityholders from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent.

Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

Unless otherwise provided in a prospectus supplement, the obligations of any underwriters to purchase securities or any series of securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are purchased.

Through Agents and Dealers

We will name any agent involved in a sale of securities, as well as any commissions payable by us or selling securityholders to such agent, in a prospectus supplement. Unless we indicate differently in the prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

If we utilize a dealer in the sale of the securities being offered pursuant to this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Delayed Delivery Contracts

If we so specify in the applicable prospectus supplement, we will authorize underwriters, dealers and agents to solicit offers by certain institutions to purchase securities pursuant to contracts providing for payment and delivery on future dates. Such contracts will be subject to only those conditions set forth in the applicable prospectus supplement.

The underwriters, dealers and agents will not be responsible for the validity or performance of the contracts. We will set forth in the prospectus supplement relating to the contracts the price to be paid for the securities, the commissions payable for solicitation of the contracts and the date in the future for delivery of the securities.

General Information

Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement or a post-effective amendment.

LEGAL MATTERS

Akerman LLP, Miami, Florida, will pass on our behalf upon certain legal matters relating to the issuance and sale of the securities.

EXPERTS

The audited financial statements and schedules and management’s assessment of the effectiveness of internal control over financial reporting of The GEO Group, Inc., incorporated by reference in this prospectus, have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Common Stock

PROSPECTUS

July 18, 2014

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, all of which will be paid by the registrant, in connection with the offering of the securities being registered. All amounts are estimated, except the SEC registration fee.

SEC registration fee	*
FINRA fees	(1)
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Fees and expenses of qualification under state securities laws	(1)
Printing expenses	(1)
Rating agency fees	(1)
Trustee’s fees and expenses	(1)
Miscellaneous	(1)

Total	(1)

*	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of the registration fee for the securities offered by this prospectus.
(1)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Florida Business Corporation Act. Subsection (1) of Section 607.0850 of the Florida Business Corporation Act (“Florida Corporate Law”) empowers a corporation to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Subsection (2) of Section 607.0850 of the Florida Corporate Law empowers a corporation to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Subsection (4) of Section 607.0850 of the Florida Corporate Law provides that any indemnification under subsection (1) or subsection (2) of Section 607.0850, unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsection (1) or subsection (2) of Section 607.0850. Such determination shall be made, (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding; or (b) if such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding; or (c) by independent legal counsel (i) selected by the board of directors prescribed in paragraph (a) or the committee prescribed in paragraph (b); or (ii) if a quorum of the directors cannot be obtained for paragraph (a) and the committee cannot be designated under paragraph (b), selected by majority vote of the full board of directors (in which directors who are parties may participate); or (d) by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

Subsection (5) of Section 607.0850 indicates that the evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by Subsection (4)(c) of Section 607.0850 shall evaluate the reasonableness of expenses and may authorize indemnification.

Section 607.0850 of the Florida Corporate Law further provides that to the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) of Section 607.0850 or subsection (2) of Section 607.0850, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith and that such expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification by the corporation pursuant to Section 607.0850. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

The Florida Corporate Law further provides that the indemnification and advancement of expenses provided pursuant to Section 607.0850 are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute (a) a violation of the criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director, officer, employee, or agent derived an improper personal benefit; (c) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Subsection (8) of Section 607.0850 of the Florida Corporate Law provides that indemnification and advancement of expenses as provided in Section 607.0850 shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

Subsection (9) of Section 607.0850 of the Florida Corporate Law also provides that unless the corporation’s articles of incorporation provide otherwise, notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination of the board or of the shareholders in the specific case, a director, officer, employee, or agent of the corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that (a) the director, officer, employee, or agent is entitled to mandatory indemnification under subsection (3) of Section 607.0850, in which case the court shall also order the corporation to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses; (b) the director, officer, employee, or agent is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the corporation of its power pursuant to subsection (7) of Section 607.0850; or (c) the director, officer, employee, or agent is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standard of conduct set forth in subsection (1) of Section 607.0850, subsection (2) of Section 607.0850, or subsection (7) of Section 607.0850.

Subsection (12) of Section 607.0850 stipulates that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of Section 607.0850.

Amended Articles. Article X of the Amended Articles provide that the Company shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent permitted by law as it presently exist or may hereafter by amended.

Amended Bylaws. The Company’s Amended Bylaws provide that the Company shall indemnify any person who was or is made a party to any proceeding by reason of the fact that he or she was or is a director or an officer of the corporation, or a director or an officer of the corporation serving as a trustee or fiduciary of an employee benefit plan of the corporation and the board of directors may indemnify any employee of the corporation with respect to such circumstances by resolution, against any liability incurred in connection with such proceeding, including an appeal thereof. The corporation shall pay reasonable expenses, on a conditional basis, in advance of final disposition subject to the provisions of applicable law. The Company’s Amended Bylaws further provide that such right of indemnification shall not be exclusive of any right to which any director, officer, employee, agent or controlling shareholder of the Company may be entitled as a matter of law.

Item 16. Exhibits.

See the exhibit index attached to this Post-Effective Amendment No. 1 to Form S-3 and incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 of the registration statement, or otherwise (other than insurance), the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, in connection with the securities being registered, the registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8) That,

(i) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A under the Securities Act and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 18th day of July, 2014.

THE GEO GROUP, INC.

/s/ Brian R. Evans
Brian R. Evans
Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-3 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

*	Chairman of the Board and Chief Executive	July 18, 2014
George C. Zoley	Officer (Principal Executive Officer)

/s/ Brian R. Evans	Senior Vice President and Chief Financial	July 18, 2014
Brian R. Evans	Officer (Principal Financial Officer)

*	Vice President, Chief Accounting Officer and	July 18, 2014
Ronald A. Brack	Controller (Principal Accounting Officer)

*	Director	July 18, 2014
Clarence E. Anthony

Signature	Title	Date

*	Director	July 18, 2014
Norman A. Carlson

*	Director	July 18, 2014
Anne N. Foreman

*	Director	July 18, 2014
Richard H. Glanton

*	Director	July 18, 2014
Christopher C. Wheeler

/s/ Julie Myers Wood	Director	July 17, 2014
Julie Myers Wood

*By:	/s/ Brian R. Evans
Brian R. Evans Attorney-In-Fact

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement (1)

2.1

Agreement and Plan of Merger, dated as of March 21, 2014, by and between The GEO Group, Inc. and The GEO Group REIT, Inc. (incorporated by reference to Exhibit A of Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on June 30, 2014).

3.1

Amended and Restated Articles of Incorporation of The GEO Group REIT, Inc., as filed with the Department of State of Florida effective June 27, 2014 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 30, 2014).

3.2	Articles of Merger, effective as of June 27, 2014 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on June 30, 2014).

3.3	Amended and Restated Bylaws of The GEO Group REIT, Inc., effective as of June 27, 2014 (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed on June 30, 2014).

4.1	Description of Capital Stock (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 30, 2014).

4.2	Form of Stock Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on June 30, 2014).

5.1	Opinion of Akerman LLP*

23.1	Consent of Akerman LLP (included in Exhibit 5.1)*

23.2	Consent of Grant Thornton LLP, independent registered public accounting firm*

24.1	Power of Attorney (previously filed).

24.2	Power of Attorney for Ms. Julie Myers Wood*

*	Filed herewith.
(1)	To be filed by amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, if applicable.